Exhibit 99.1

Contacts:	Pat Sheaffer, Ron Wysaske or Kevin Lycklama, Riverview Bancorp, Inc. 360-693-6650

Riverview Bancorp Earnings Increase to $1.7 Million in First Quarter;
Results Highlighted by Solid Loan Growth and an Expanding Net Interest Margin

Vancouver, WA – July 26, 2016 - Riverview Bancorp, Inc. (Nasdaq GSM: RVSB) (“Riverview” or the “Company”) today reported net income of $1.7 million, or $0.08 per diluted share, in the first fiscal quarter ended June 30, 2016. This compares to $1.4 million, or $0.06 per diluted share, in the preceding quarter and $1.6 million, or $0.07 per diluted share, in the first fiscal quarter a year ago.

“We started our fiscal 2017 year with another quarter of consistent profitability, supported by the expansion of our net interest margin, strong loan and deposit growth, enhanced operating efficiencies, and continuing improvement in asset quality, ” said Pat Sheaffer, chairman and chief executive officer. “We are well positioned to continue to grow the profitability of our Bank as the Portland-Vancouver area continues to benefit from a strong economy and a population that is rising faster than the national average.”

First Quarter Highlights (at or for the period ended June 30, 2016)
  Net income improved to $1.7 million, or $0.08 per diluted share.
  Net interest margin improved seven basis points to 3.74%.
  Net loans increased $4.9 million during the quarter and $60.0 million year-over-year to $619.9 million.
  Loan originations were $70.6 million during the first quarter.
  Total deposits increased $9.8 million during the quarter and $67.1 million year-over-year to $789.6 million.
  Non-performing assets declined to 0.31% of total assets.
  Total risk-based capital ratio was 16.26% and Tier 1 leverage ratio was 11.16%.
  Declared quarterly cash dividend of $0.02 per share, generating a current dividend yield of 1.7%.
Balance Sheet Review

“Riverview generated solid loan growth during the quarter which was fueled by a strong local economy, combined with the calling efforts of our lenders and branch network,” said Ron Wysaske, president and chief operating officer. “We continue to see good loan demand, however, with a strong economy comes loan payoffs and that remains a challenge. Our loan pipeline totaled $92.9 million at the end of the quarter, as our lenders continue expanding relationships with businesses throughout the Portland metro area.”

Net loans increased $4.9 million during the quarter and increased $60.0 million, or 10.7%, compared to one year ago.  Loan originations were offset by several large loan payoffs at the end of the quarter. Average loans increased by $17.0 million during the quarter.

“Commercial real estate loans had the largest increase during the quarter, which were focused primarily in hotel as well as industrial warehouse and retail loan categories,” noted Wysaske. Organic loan originations totaled $70.6 million during the first quarter compared to $69.1 million in the preceding quarter. Total undisbursed construction loans increased to $50.9 million at June 30, 2016. The majority of these undisbursed construction loans are expected to fund during the next few quarters.  Total deposits increased $9.8 million to $789.6 million at June 30, 2016 compared to $779.8 million at March 31, 2016. Average deposit balances increased $23.0 million during the quarter. “We continue to focus our efforts on improving

RVSB Reports First Quarter Fiscal 2017 Profits
July 26, 2016

our core deposit mix by bringing in low cost deposits from new and existing customers,” said Wysaske. “As a result checking account balances increased to 42.8% of total deposits compared to 39.1% a year ago.”

At June 30, 2016, Riverview’s shareholders’ equity improved to $110.0 million compared to $108.3 million at March 31, 2016. Tangible book value per share improved to $3.75 at June 30, 2016 compared to $3.67 at March 31, 2016. A quarterly cash dividend of $0.02 per share was paid on July 25, 2016, generating a current yield of 1.7% based on the recent stock price.

Income Statement

Net interest income for the first fiscal quarter increased to $7.8 million compared to $7.4 million in the preceding quarter and $7.1 million in the first fiscal quarter a year ago.

First quarter net interest margin improved seven basis points to 3.74% compared to the preceding quarter. “The increase in net interest margin was partially boosted by the collection of $51,000 of interest on a payoff of a nonaccrual loan and $68,000 in deferred loan fees on loan payoffs during the quarter,” noted Kevin Lycklama, executive vice president and chief financial officer. “These two items resulted in approximately six basis points of the increase to the net interest margin during the quarter.”

Non-interest income was $2.5 million in the first quarter compared to $2.2 million in the preceding quarter and $2.5 million in the first quarter one year ago. Fees and service charges increased to $1.3 million, which included the collection of approximately $160,000 in prepayment penalties on loan payoffs during the quarter.

Asset management fees were $822,000 during the first fiscal quarter compared to $824,000 in the first quarter a year ago. Riverview Trust Company’s assets under management were $396.0 million at June 30, 2016 compared to $416.7 million a year ago.

Non-interest expense was $7.8 million during the first fiscal quarter compared to $7.6 million in the preceding quarter and $7.7 million in the first fiscal quarter a year ago.

Credit Quality

Riverview recorded no provision for loan losses during the first fiscal quarter of 2017 compared to a $350,000 recapture of loan losses during the preceding quarter and a $500,000 recapture of loan losses during the first quarter one year ago. The lack of a provision for loan losses is a result of our continued improvement in credit quality as well as the decline in loan charge-offs during the past several years.

Total nonperforming assets decreased to $2.9 million at June 30, 2016 compared to $3.3 million three months earlier and $5.1 million a year ago.

Nonperforming loans decreased to $2.4 million, or 0.37% of total loans, at June 30, 2016 compared to $2.7 million, or 0.43% of total loans, at March 31, 2016.

REO balances were $569,000 at June 30, 2016 compared to $595,000 at March 31, 2016. Sales of REO properties totaled $26,000 during the quarter, with no write-downs and no new additions during the quarter.

Classified assets decreased to $5.7 million at June 30, 2016 compared to $6.8 million at March 31, 2016. The classified asset to total capital ratio was 5.2% at June 30, 2016 compared to 6.4% three months earlier. During the past twelve months, Riverview has reduced its classified assets by 61%, or $9.0 million.

Net loan recoveries were $75,000 during the first fiscal quarter of 2017 compared to $62,000 in the preceding quarter. The allowance for loan losses at June 30, 2016 totaled $10.0 million, representing 1.58% of total loans and 422.8% of nonperforming loans.

Capital

Riverview continues to maintain capital levels well in excess of the regulatory requirements to be categorized as “well capitalized” with a total risk-based capital ratio of 16.26%, Tier 1 leverage ratio of 11.16% and tangible common equity to tangible assets ratio of 9.31% at June 30, 2016.

RVSB Reports First Quarter Fiscal 2017 Profits
July 26, 2016

Non-GAAP Financial Measures

In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. Riverview believes that certain non-GAAP financial measures provide investors with information useful in understanding the Company’s financial performance; however, readers of this report are urged to review these non-GAAP financial measures in conjunction with GAAP results as reported.

Financial measures that exclude intangible assets are non-GAAP measures. To provide investors with a broader understanding of capital adequacy, Riverview provides non-GAAP financial measures for tangible common equity, along with the GAAP measure. Tangible common equity is calculated as shareholders’ equity less goodwill and other intangible assets. In addition, tangible assets are total assets less goodwill and other intangible assets.

The following table provides a reconciliation of ending shareholders’ equity (GAAP) to ending tangible shareholders’ equity (non-GAAP), and ending total assets (GAAP) to ending tangible assets (non-GAAP).

(Dollars in thousands)	June 30, 2016	March 31, 2016	June 30, 2015

Shareholders' equity	$109,991	$108,273	$104,440
Goodwill	25,572	25,572	25,572
Tangible shareholders' equity	$84,419	$82,701	$78,868

Total assets	$932,447	$921,229	$860,165
Goodwill	25,572	25,572	25,572
Tangible assets	$906,875	$895,657	$834,593

About Riverview

Riverview Bancorp, Inc. (www.riverviewbank.com) is headquartered in Vancouver, Washington – just north of Portland, Oregon on the I-5 corridor. With assets of $932 million at June 30, 2016, it is the parent company of the 93 year-old Riverview Community Bank, as well as Riverview Trust Company. The Bank offers true community banking services, focusing on providing the highest quality service and financial products to commercial and retail customers. There are 17 branches, including twelve in the Portland-Vancouver area and three lending centers. For the past 3 years, Riverview has been named Best Bank by the readers of The Vancouver Business Journal, The Columbian and The Gresham Outlook.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that are subject to risks and uncertainties, including, but not limited to: the Company’s ability to raise common capital; the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs and changes in the Company’s allowance for loan losses and provision for loan losses that may be impacted by deterioration in the housing and commercial real estate markets; changes in general economic conditions, either nationally or in the Company’s market areas; changes in the levels of general interest rates, and the relative differences between short and long term interest rates, deposit interest rates, the Company’s net interest margin and funding sources; fluctuations in the demand for loans, the number of unsold homes, land and other properties and fluctuations in real estate values in the Company’s market areas; secondary market conditions for loans and the Company’s ability to sell loans in the secondary market; results of examinations of us by the Office of Comptroller of the Currency or other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase the Company’s reserve for loan losses, write-down assets, change Riverview Community Bank’s regulatory capital position or affect the Company’s ability to borrow funds or maintain or increase deposits, which could adversely affect its liquidity and earnings; legislative or regulatory changes that adversely affect the Company’s business including changes in regulatory policies and principles, or the interpretation of regulatory capital or other rules; the Company’s ability to attract and retain deposits; further increases in premiums for deposit insurance; the Company’s ability to control operating costs and expenses; the use of estimates in determining fair value of certain of the Company’s assets, which estimates may prove to be incorrect and result in significant declines in valuation; difficulties in reducing risks associated with the loans on the Company’s balance sheet; staffing

RVSB Reports First Quarter Fiscal 2017 Profits
July 26, 2016

 fluctuations in response to product demand or the implementation of corporate strategies that affect the Company’s workforce and potential associated charges; computer systems on which the Company depends could fail or experience a security breach; the Company’s ability to retain key members of its senior management team; costs and effects of litigation, including settlements and judgments; the Company’s ability to successfully integrate any assets, liabilities, customers, systems, and management personnel it may in the future acquire into its operations and the Company’s ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto; increased competitive pressures among financial services companies; changes in consumer spending, borrowing and savings habits; the availability of resources to address changes in laws, rules, or regulations or to respond to regulatory actions; the Company’s ability to pay dividends on its common stock; and interest or principal payments on its junior subordinated debentures; adverse changes in the securities markets; inability of key third-party providers to perform their obligations to us; changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods; other economic, competitive, governmental, regulatory, and technological factors affecting the Company’s operations, pricing, products and services and the other risks described from time to time in our filings with the SEC.

Such forward-looking statements may include projections. Any such projections were not prepared in accordance with published guidelines of the American Institute of Certified Public Accountants or the Securities Exchange Commission regarding projections and forecasts nor have such projections been audited, examined or otherwise reviewed by independent auditors of the Company. In addition, such projections are based upon many estimates and inherently subject to significant economic and competitive uncertainties and contingencies, many of which are beyond the control of management of the Company. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by the Company that the projections will prove to be correct.

The Company cautions readers not to place undue reliance on any forward-looking statements. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to the Company. The Company does not undertake and specifically disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for fiscal 2017 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us, and could negatively affect the Company’s operating and stock price performance.

RVSB Reports First Quarter Fiscal 2017 Profits
July 26, 2016

RIVERVIEW BANCORP, INC. AND SUBSIDIARY
Consolidated Balance Sheets
(In thousands, except share and per share data) (Unaudited)	June 30, 2016	March 31, 2016	June 30, 2015
ASSETS

Cash and cash equivalents (including interest-earning accounts of	$50,377	$55,400	$48,149
$36,120, $40,317 and $33,271)
Certificate of deposits held for investment	16,271	16,769	25,471
Loans held for sale	457	503	215
Investment securities:
Available for sale, at estimated fair value	163,684	150,690	139,974
Held to maturity, at amortized cost	72	75	83
Loans receivable (net of allowance for loan losses of $9,960, $9,885
and $10,337)	619,854	614,934	559,844
Real estate owned	569	595	1,349
Prepaid expenses and other assets	3,286	3,405	3,635
Accrued interest receivable	2,451	2,384	2,069
Federal Home Loan Bank stock, at cost	1,060	1,060	988
Premises and equipment, net	14,403	14,595	15,172
Deferred income taxes, net	8,141	9,189	12,128
Mortgage servicing rights, net	381	380	411
Goodwill	25,572	25,572	25,572
Bank owned life insurance	25,869	25,678	25,105

TOTAL ASSETS	$932,447	$921,229	$860,165

LIABILITIES AND EQUITY

LIABILITIES:
Deposits	$789,555	$779,803	$722,461
Accrued expenses and other liabilities	7,229	7,388	7,363
Advanced payments by borrowers for taxes and insurance	521	609	415
Junior subordinated debentures	22,681	22,681	22,681
Capital lease obligation	2,470	2,475	2,254
Total liabilities	822,456	812,956	755,174

EQUITY:
Shareholders' equity
Serial preferred stock, $.01 par value; 250,000 authorized,
issued and outstanding, none	-	-	-
Common stock, $.01 par value; 50,000,000 authorized,
June 30, 2016 – 22,507,890 issued and outstanding;	225	225	225
March 31, 2016 - 22,507,890 issued and outstanding;
June 30, 2015 – 22,507,890 issued and outstanding;
Additional paid-in capital	64,421	64,418	65,331
Retained earnings	43,976	42,728	39,144
Unearned shares issued to employee stock ownership plan	(155)	(181)	(258)
Accumulated other comprehensive income (loss)	1,524	1,083	(2)
Total shareholders’ equity	109,991	108,273	104,440

Noncontrolling interest	-	-	551
Total equity	109,991	108,273	104,991

TOTAL LIABILITIES AND EQUITY	$932,447	$921,229	$860,165

RVSB Reports First Quarter Fiscal 2017 Profits
July 26, 2016

RIVERVIEW BANCORP, INC. AND SUBSIDIARY
Consolidated Statements of Income
	Three Months Ended
(In thousands, except share and per share data) (Unaudited)	June 30, 2016	March 31, 2016	June 30, 2015
INTEREST AND DIVIDEND INCOME:
Interest and fees on loans receivable	$7,440	$7,037	$6,860
Interest on investment securities	720	723	582
Other interest and dividends	102	104	119
Total interest and dividend income	8,262	7,864	7,561

INTEREST EXPENSE:
Interest on deposits	281	280	303
Interest on borrowings	158	152	134
Total interest expense	439	432	437
Net interest income	7,823	7,432	7,124
Recapture of loan losses	-	(350)	(500)

Net interest income after recapture of loan losses	7,823	7,782	7,624

NON-INTEREST INCOME:
Fees and service charges	1,323	1,106	1,296
Asset management fees	822	757	824
Net gain on sales of loans held for sale	139	100	221
Bank owned life insurance	191	190	197
Other, net	39	40	11
Total non-interest income	2,514	2,193	2,549

NON-INTEREST EXPENSE:
Salaries and employee benefits	4,640	4,592	4,414
Occupancy and depreciation	1,137	1,204	1,169
Data processing	495	430	490
Advertising and marketing	193	136	176
FDIC insurance premium	122	125	126
State and local taxes	139	148	137
Telecommunications	73	74	73
Professional fees	258	231	233
Real estate owned	15	56	279
Other	743	573	648
Total non-interest expense	7,815	7,569	7,745

INCOME BEFORE INCOME TAXES	2,522	2,406	2,428
PROVISION FOR INCOME TAXES	825	1,001	833
NET INCOME	$1,697	$1,405	$1,595

Earnings per common share:
Basic	$0.08	$0.06	$0.07
Diluted	$0.08	$0.06	$0.07
Weighted average number of common shares outstanding:
Basic	22,467,861	22,461,703	22,434,327
Diluted	22,514,235	22,502,111	22,477,006

RVSB Reports First Quarter Fiscal 2017 Profits
July 26, 2016

(Dollars in thousands)	At or for the three months ended
	June 30, 2016	March 31, 2016	June 30, 2015
AVERAGE BALANCES
Average interest–earning assets	$839,427	$815,431	$775,558
Average interest-bearing liabilities	625,624	610,568	588,841
Net average earning assets	213,803	204,863	186,717
Average loans	632,967	616,015	574,710
Average deposits	782,827	759,836	723,095
Average equity	109,809	108,023	105,615
Average tangible equity	84,237	82,451	80,042

ASSET QUALITY	June 30, 2016	March 31, 2016	June 30, 2015

Non-performing loans	$2,356	$2,714	$3,773
Non-performing loans to total loans	0.37%	0.43%	0.66%
Real estate/repossessed assets owned	$569	$595	$1,349
Non-performing assets	$2,925	$3,309	$5,122
Non-performing assets to total assets	0.31%	0.36%	0.60%
Net loan charge-offs in the quarter	$(75)	$(62)	$(75)
Net charge-offs in the quarter/average net loans	(0.05)%	(0.04)%	(0.05)%

Allowance for loan losses	$9,960	$9,885	$10,337
Average interest-earning assets to average
interest-bearing liabilities	134.17%	133.55%	131.71%
Allowance for loan losses to
non-performing loans	422.75%	364.22%	273.97%
Allowance for loan losses to total loans	1.58%	1.58%	1.81%
Shareholders’ equity to assets	11.80%	11.75%	12.14%

CAPITAL RATIOS
Total capital (to risk weighted assets)	16.26%	16.07%	16.48%
Tier 1 capital (to risk weighted assets)	15.01%	14.81%	15.22%
Common equity tier 1 (to risk weighted assets)	15.01%	14.81%	15.22%
Tier 1 capital (to leverage assets)	11.16%	11.18%	11.17%
Tangible common equity (to tangible assets)	9.31%	9.23%	9.45%

DEPOSIT MIX	June 30, 2016	March 31, 2016	June 30, 2015

Interest checking	$151,339	$144,740	$121,648
Regular savings	98,808	96,994	78,844
Money market deposit accounts	237,936	239,544	226,533
Non-interest checking	186,451	179,143	160,830
Certificates of deposit	115,021	119,382	134,606
Total deposits	$789,555	$779,803	$722,461

RVSB Reports First Quarter Fiscal 2017 Profits
July 26, 2016

COMPOSITION OF COMMERCIAL AND CONSTRUCTION LOANS

		Other		Commercial
		Real Estate	Real Estate	& Construction
	Commercial	Mortgage	Construction	Total
June 30, 2016	(Dollars in thousands)
Commercial	$61,696	$-	$-	$61,696
Commercial construction	-	-	20,327	20,327
Office buildings	-	107,126	-	107,126
Warehouse/industrial	-	57,978	-	57,978
Retail/shopping centers/strip malls	-	62,432	-	62,432
Assisted living facilities	-	1,800	-	1,800
Single purpose facilities	-	140,625	-	140,625
Land	-	11,137	-	11,137
Multi-family	-	30,441	-	30,441
One-to-four family construction	-	-	14,231	14,231
Total	$61,696	$411,539	$34,558	$507,793

March 31, 2016
Commercial	$69,397	$-	$-	$69,397
Commercial construction	-	-	16,716	16,716
Office buildings	-	107,986	-	107,986
Warehouse/industrial	-	55,830	-	55,830
Retail/shopping centers/strip malls	-	61,600	-	61,600
Assisted living facilities	-	1,809	-	1,809
Single purpose facilities	-	126,524	-	126,524
Land	-	12,045	-	12,045
Multi-family	-	33,733	-	33,733
One-to-four family construction	-	-	10,015	10,015
Total	$69,397	$399,527	$26,731	$495,655

LOAN MIX	June 30, 2016	March 31, 2016	June 30, 2015
	(Dollars in Thousands)
Commercial and construction
Commercial business	$61,696	$69,397	$79,764
Other real estate mortgage	411,539	399,527	348,691
Real estate construction	34,558	26,731	20,397
Total commercial and construction	507,793	495,655	448,852
Consumer
Real estate one-to-four family	86,515	88,780	87,837
Other installment	35,506	40,384	33,492
Total consumer	122,021	129,164	121,329

Total loans	629,814	624,819	570,181

Less:
Allowance for loan losses	9,960	9,885	10,337
Loans receivable, net	$619,854	$614,934	$559,844

RVSB Reports First Quarter Fiscal 2017 Profits
July 26, 2016

DETAIL OF NON-PERFORMING ASSETS

	Northwest	Other	Southwest	Other
	Oregon	Oregon	Washington	Washington	Other	Total
June 30, 2016	(Dollars in thousands)
Non-performing assets

Commercial real estate	$-	$1,289	$-	$-	$-	$1,289
Land	-	801	-	-	-	801
Consumer	112	-	91	-	63	266
Total non-performing loans	112	2,090	91	-	63	2,356

REO	271	-	-	298	-	569

Total non-performing assets	$383	$2,090	$91	$298	$63	$2,925

DETAIL OF LAND DEVELOPMENT AND SPECULATIVE CONSTRUCTION LOANS

	Northwest	Other	Southwest
	Oregon	Oregon	Washington	Total
June 30, 2016	(Dollars in thousands)

Land development	$94	$2,642	$8,401	$11,137
Speculative construction	1,365	50	11,199	12,614

Total land development and speculative construction	$1,459	$2,692	$19,600	$23,751

RVSB Reports First Quarter Fiscal 2017 Profits
July 26, 2016

	At or for the three months ended
SELECTED OPERATING DATA	June 30, 2016	March 31, 2016	June 30, 2015

Efficiency ratio (4)	75.60%	78.64%	80.07%
Coverage ratio (6)	100.10%	98.19%	91.98%
Return on average assets (1)	0.74%	0.63%	0.75%
Return on average equity (1)	6.20%	5.23%	6.07%

NET INTEREST SPREAD
Yield on loans	4.71%	4.59%	4.80%
Yield on investment securities	1.85%	1.91%	2.04%
Total yield on interest earning assets	3.95%	3.88%	3.92%

Cost of interest bearing deposits	0.19%	0.19%	0.22%
Cost of FHLB advances and other borrowings	2.52%	2.43%	2.16%
Total cost of interest bearing liabilities	0.28%	0.28%	0.30%

Spread (7)	3.67%	3.60%	3.62%
Net interest margin	3.74%	3.67%	3.69%

PER SHARE DATA
Basic earnings per share (2)	$0.08	$0.06	$0.07
Diluted earnings per share (3)	0.08	0.06	0.07
Book value per share (5)	4.89	4.81	4.64
Tangible book value per share (5)	3.75	3.67	3.50
Market price per share:
High for the period	$4.89	$4.76	$4.52
Low for the period	4.30	4.20	4.08
Close for period end	4.73	4.20	4.28
Cash dividends declared per share	0.02000	0.02000	0.01250

Average number of shares outstanding:
Basic (2)	22,467,861	22,461,703	22,434,327
Diluted (3)	22,514,235	22,502,111	22,477,006

(1)	Amounts for the quarterly periods are annualized.
(2)	Amounts exclude ESOP shares not committed to be released.
(3)	Amounts exclude ESOP shares not committed to be released and include common stock equivalents.
(4)	Non-interest expense divided by net interest income and non-interest income.
(5)	Amounts calculated based on shareholders’ equity and include ESOP shares not committed to be released.
(6)	Net interest income divided by non-interest expense.
(7)	Yield on interest-earning assets less cost of funds on interest-bearing liabilities.

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